UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 3, 2024
Date of Report (date of earliest event reported)

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida	1-9109		59-1517485
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

880 Carillon Parkway	St. Petersburg	Florida	33716
(Address of principal executive offices)			(Zip Code)

(727) 567-1000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RJF	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock	RJF PrB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Explanatory Note

On December 9, 2024, Raymond James Financial, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the appointment of President and director Paul M. Shoukry to serve as Chief Executive Officer (“CEO”) of the Company, effective at the close of the Annual Shareholders Meeting to be held on February 20, 2025. This Current Report on Form 8-K/A amends the Original 8-K to provide information required to be disclosed pursuant to Item 5.02 that had not been determined at the time of the filing of the Original 8-K, as provided by Instruction 2 to Item 5.02. No other changes have been made to the Original 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 20, 2025, the Compensation and Talent Committee of the Company’s Board of Directors (“Committee”) approved new compensation for Mr. Shoukry in connection with his appointment as CEO, consisting of (i) an increase to Mr. Shoukry’s 2025 annual base salary from $500,000 to $750,000, effective March 1, 2025, and (ii) an award of Restricted Stock Units (“RSUs”) in an aggregate value of $5 million, to be granted effective February 20, 2025, consisting of (a) an award of time-vesting RSUs in the amount of $2.5 million which will vest 60% on the third, and 20% each on the fourth and fifth anniversaries of the grant date, and (b) an award of performance-vesting RSUs (“PRSUs”) in the amount of $2.5 million. The PRSUs will vest — if at all — on the third anniversary of the grant date. The portion of the PRSUs that actually vests will be determined by reference to the Company’s achievement of certain average after-tax adjusted return on equity (“Adjusted ROE”), as modified by its relative total shareholder return (“rTSR”), as detailed below.

The PRSUs will vest in an amount that initially falls between 50% and 150% of the stated target for the award, only if the Company’s Adjusted ROE for a three-year measurement period consisting of the Company’s 2026, 2027 and 2028 fiscal years (the “Measurement Period”) is at least 10%. The initial vesting scale based on Adjusted ROE is as follows:

Adjusted ROE - three-year average	PRSU Vesting Percentage
≥20%	150%
18%	125%
15%	100%
12%	75%
10%	50%
<10%	0%

After the initial vesting percentage is determined based on Adjusted ROE, it will be subject to further adjustment, which will range from a 20% decrease to a 20% increase, based on the Company’s rTSR ranked on a percentile basis compared to a defined peer group of companies over the Measurement Period (the “rTSR Adjustment”).

Further details regarding the Adjusted ROE and rTSR Adjustment provisions are provided on pp.47- 48 of the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on January 8, 2025.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following are filed as exhibits to this report:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: February 24, 2025	By:	/s/ Jonathan W. Oorlog, Jr.
Jonathan W. Oorlog, Jr.
Chief Financial Officer